Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE	December 14, 2004

For more information:

Media Tina Warren (905) 863-4702 tinawarr@nortelnetworks.com	Investors (888) 901-7286 (905) 863-6049 investor@nortelnetworks.com

Nortel Provides Estimated Unaudited Results for Q1, Q2 and Q3 2004
and Years 2001, 2002 and 2003

TORONTO — Nortel Networks* Corporation [NYSE/TSX:NT] today announced limited estimated unaudited financial results for the third quarter of 2004, and updated limited estimated unaudited results for the first and second quarters of 2004 and for the years 2001, 2002 and 2003 prepared in accordance with United States generally accepted accounting principles. These estimated results are subject to audit or review by the Company’s external auditors and the other limitations outlined below.

The Company and NNL continue to work on the restatement of their financial results for each fiscal quarter in 2003 and for the years 2002 and 2001, and the preparation of their financial statements for the year 2003 and the first, second and third quarters of 2004. As previously announced, the Company expects that it and NNL will commence to file these statements and related periodic reports on January 10, 2005, and in conjunction with the filings the Company anticipates holding a conference call. Therefore, the Company will not be holding a conference call to discuss the contents of this release.

Q3 2004

Estimated unaudited revenues in the third quarter of 2004 were approximately US$2.3 billion and the Company estimates an unaudited net loss per share in the quarter of US$0.06. The net loss per share in the quarter included approximately US$0.03 per share for the majority of the investment costs associated with a wireless contract in India and approximately US$0.02 per share in special charges associated with restructuring activities in the quarter, primarily related to the work plan announced in August 2004 and updated in September 2004, which were partially offset by a gain of approximately US$0.01 per share on the transfer in the quarter of certain assets of the directory and operator services business to a joint venture in return for a minority equity interest in such venture.

“While customer support remains strong, the ongoing restatement activities and the internal restructuring and realignment programs initiated in August have impacted business performance in the third quarter but this impact is temporary. I expect Q4 2004 revenues in the range of US$2.8 billion to US$2.9 billion,” said Bill Owens, president and chief executive officer, Nortel. “We are committed to driving the business forward and with the completion of much of our restatement activities and restructuring work plan during the first part of 2005, we will return to a dedicated business focus. It is important to reinforce that we have made significant progress on a number of key fronts during this quarter. In particular, we announced today that we have made a strategic investment to secure our first wireless network footprint in India, a growing and dynamic market which is a key foundation for future growth. Further progress in both the third and current quarters included signing a multi-year extension to provide wireless infrastructure to Sprint in the United States and continuing traction with our highly regarded IP telephony solutions among enterprises and with voice over IP solutions with service providers. I am particularly encouraged by a strengthening fourth quarter.”

Outlook

The Company expects revenues in the fourth quarter of 2004 of approximately US$2.8 billion to US$2.9 billion and for the full year 2004 of approximately US$10.1 billion to US$10.2 billion. Given the expected increase in 2003 revenues of approximately US$460 million as a result of revenue adjustments announced previously in connection with the Company’s restatement activities, revenues for the full year 2004 are now expected to be slightly lower than the adjusted revenues for the full year 2003 (as reflected in the table below).

Some additional recent business highlights include:

Market Inroads

•	3G contract expansions globally, highlighted most recently with Sprint for continued CDMA2000 1X network expansion and 1X-EV-DO deployments including professional services;

•	Delivering on Nortel’s commitment to expand presence in Asia with the selection by Bharat Sanchar Nigam Limited (BSNL) India to expand their GSM (Global System for Mobile Communications)/GPRS (General Packet Radio Service) wireless network in the eastern and southern regions of India;

•	Voice over Internet Protocol (VoIP) deployments and contracts for customers in all regions of the globe including new announcements with Alltel, AXTEL (Mexico), Iusacell (Mexico), Barak 013 (Israel), Completel (France), and Shanghai Netcom. These customer endorsements build on third quarter industry analyst confirmation (per Synergy Research, Dell’Oro and InStat) of Nortel’s #1 position worldwide in softswitches, service provider gateways, and the class 5 VoP market. Augmenting these VoIP contracts with multimedia services were Allstream (Canada) and dvcom (Pakistan);

•	Selected by British Telecom (BT) for one of the largest scale deployments of a VoIP-based virtual contact centre across Europe, the Middle East and Africa enabling nearly 10,000 BT agents to help increase customer satisfaction and allowing dispersed teams to seamlessly work together as if in a single contact centre location;

Portfolio Enhancements

•	Nortel Wireless Mesh Network Solution designed to go beyond traditional Wi-Fi hot spots to providing secure wireless coverage indoors and outdoors throughout an urban area or large campus was made generally available and met with customer acceptance with the deployment by the University of Arkansas and contract announcements with the cities of Taipei and Kaohsiung;

•	Nortel enhanced its portfolio of security solutions with the introduction of new remote access security solutions and threat protection capabilities. Customers realizing the benefits of Nortel’s approach to secure communications include BT Retail in the UK; National Air Traffic Services, the UK’s leading air traffic services company; Coca Cola Icecek of Turkey; Spanish financial institution Caixa Catalunya; and in the United States, Coppin State University, Baltimore, Md.; ProMedica Health System, Toledo, Ohio; and St. Luke’s Hospital & Health Network in Pennsylvania;

•	Nortel GSM/UMTS Base Transceiver Systems 18000 debuted in a trial with T-Mobile USA. The BTS 18000 is a high-capacity, highly-flexible, dual-mode base station to support GSM and UMTS in a single base station which reduces the need for leased base station sites thereby lowering operational costs;

Business Partnerships and Efficiency

•	Strategic relationship with information security leader Symantec as set out in a Memorandum of Understanding. The combining of Nortel’s strength in performance-based architectures and deep packet inspection expertise with Symantec’s expertise in countering global threats to develop a prototype is the first initiative of the relationship;

•	Nortel introduced a Developer Program for Security which brings together industry-leading security vendors with solutions tailored to provide comprehensive network security on a Nortel-based infrastructure. The program is supported by security companies such as Sygate Technologies, Inc. and

Concord Communications Inc. and complements existing security relationships with Check Point Software Ltd. and Symantec.

Breakdown by Segment and Geographic Region

Estimated unaudited revenues by segment and geographic region on a percentage of revenue basis in the third quarter of 2004 were:

Business Segment		Geographic Region
Wireless Networks	46%	United States	49%
Enterprise Networks	26%	EMEA*	26%
Wireline Networks	17%	Asia Pacific	14%
Optical Networks	11%	CALA**	6%
		Canada	5%

*	The Europe, Middle East and Africa region.

**	The Caribbean and Latin America region.

Gross Margin

Gross margin in the third quarter of 2004 is estimated at approximately US$0.84 billion, or approximately 37 percent of estimated revenues. The investment costs recognized in the third quarter of 2004 associated with a wireless contract in India represented an approximate 6 percentage point impact in the quarter. The Company continues to expect gross margin, on a full year basis in 2004, to be in the range of 40 to 44 percent of revenues.

Expenses

Selling, general and administrative expenses (“SG&A”) and research and development (“R&D”) expenses combined are estimated at approximately US$1.05 billion in the third quarter of 2004. The Company continues to implement its work plan including a focused workforce reduction of approximately 3,250 employees expected to be notified by June 30, 2005. The Company now expects that approximately 55 percent of the employees will be notified by the end of December 2004 compared to approximately two-thirds announced previously, with the remainder expected to be notified during the first half of 2005. The Company continues to expect cost savings from the implementation of its work plan first announced in August 2004 of approximately US$500 million in 2005. In addition, the Company continues to invest in certain strategic areas as well as organizational investments such as in its finance group. Through the implementation of the strategic plan, the Company continues to expect operating expenses to be at or below 35 percent of revenues on an annualized basis in 2005.

Cash

The Company’s cash balance at the end of the third quarter of 2004 was approximately US$3.4 billion. The Company made supplemental pension plan contributions of approximately US$125 million during the quarter and paid approximately US$40 million in cash costs for overall restructuring activities in the third quarter of 2004. The Company expects cash costs of approximately US$75 million in the fourth quarter of 2004 related to both overall and work plan related restructuring activities.

Estimated Unaudited Results for First and Second Quarters of 2004

Based on the Company’s work to date, the table below sets forth limited estimated unaudited results for the first, second and third quarters of 2004. Also provided are the previously announced limited unaudited estimates for the first and second quarters of 2004.

	Previously
$USB	Announced Estimates		Current Estimates
	Q1	Q2	Q1	Q2	Q3
Revenue	2.5	2.6	2.46	2.59	2.27
Gross Margin $	1.1	1.1	1.05	1.05	0.84
%	—	—	43%	41%	37%

SG&A )
)	1.05	1.05	1.02	1.04	1.05
R&D )

(L) EPS Cont. Ops.	—	—	0.00	0.00	(0.06)
(L) EPS Disc. Ops.	—	—	0.00	0.00	0.00
(L) EPS	0.00 - 0.01	0.00 - 0.01	0.00	0.00	(0.06)

Cash at Period End	3.6	3.7	3.6	3.7	3.4

Revenue Breakdown by Segment and Geographic Region

% of Revenues	Previously Announced Estimates		Current Estimates
	Q1	Q2	Q1	Q2	Q3
Revenue by Business
Wireless	51%	51%	50%	49%	46%
Enterprise	21%	22%	22%	23%	26%
Wireline	18%	17%	18%	17%	17%
Optical	10%	10%	10%	11%	11%
Other	0%	0%	0%	0%	0%
Revenue by Region
United States	—	—	50%	51%	49%
EMEA	—	—	25%	25%	26%
Asia Pacific	—	—	14%	13%	14%
CALA	—	—	5%	6%	6%
Canada	—	—	6%	5%	5%

Estimated Unaudited Results for 2001, 2002 and 2003

The table below sets forth previously reported (or announced in January 2004 with respect to 2003) limited results for the years 2001, 2002 and 2003 and current estimated unaudited results after giving effect to restatements and revisions based upon the Company’s work to date. The current estimates reflect the restatement impacts and revenue adjustments identified in the Company’s status update press release of December 8, 2004.

$USB	Previously Reported/Announced			Current Estimates
	2001	2002	2003	2001	2002	2003
Revenue	17.41	10.57	9.81	18.94	10.83	10.27
Gross Margin $	3.39	3.77	4.61	4.33	3.73	4.43
%	19%	36%	47%	23%	34%	43%

SG&A )
)	9.01	4.84	3.89	9.23	4.64	3.90
R&D )

(L) EPS Cont. Ops.	(7.58)	(0.86)	0.09	(7.29)	(0.80)	0.08
(L) EPS Disc. Ops.	(0.94)	0.01	0.08	(0.77)	(0.03)	0.04
(L) EPS	(8.52)	(0.85)	0.17	(8.06)	(0.83)	0.12

Cash at Year End	3.5	3.8	4.0	3.5	3.8	4.0

Revenue Breakdown by Segment and Geographic Region

	Previously Announced/Reported			Current Estimates
	2001	2002	2003	2001	2002	2003
Revenue by Business
Wireless	32%	40%	44%	30%	39%	43%
Enterprise	19%	24%	24%	17%	22%	26%
Wireline	26%	22%	21%	23%	22%	19%
Optical	19%	14%	11%	27%	17%	12%
Other	4%	0%	0%	3%	0%	0%
Revenue by Region
United States	49%	51%	52%	54%	52%	53%
EMEA	25%	24%	24%	23%	23%	23%
Asia Pacific	15%	13%	13%	12%	14%	13%
CALA	6%	6%	5%	5%	5%	5%
Canada	5%	6%	6%	6%	6%	6%

The foregoing limited unaudited estimated results are based upon the Company’s work to date and are subject to a number of important limitations, as is the Company’s expectation as to timing of filing the financial statements and periodic reports, including:

•	The ongoing work to be done by the Company related to the restatements and revisions, including the completion of Nortel management’s work on certain accounting matters and its discussions with the United States Securities and Exchange Commission (“SEC”) on certain matters that could affect its and NNL’s upcoming filings, including the SEC’s open comments on past filings;

•	The ongoing work of the Nortel Audit Committee independent review;

•	The previously disclosed material weaknesses in the Company’s internal control over financial reporting; and

•	The review or audit of the Nortel financial statements by the Company’s external auditors.

Nortel Networks Limited

The financial results of NNL are consolidated into the Company’s results. NNL’s financial statements for the applicable periods will also be restated upon the related restatements of the Company’s financial statements. NNL’s preferred shares are publicly traded in Canada.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of Nortel’s independent review and planned restatement or revisions of its previously announced or filed financial results; the resolution of the accounting issues announced on November 11, 2004, including the outcome of discussions with the United States Securities and Exchange Commission; the impact of the management changes announced on April 28, 2004 and August 19, 2004; the impact of the inability to meet Nortel’s filing obligations on support facilities and public debt obligations; any potential delisting or suspension of the Company’s or NNL’s securities; the adverse resolution of litigation, investigations, intellectual property disputes and similar matters; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; the communication by Nortel’s auditors of the existence of material weaknesses in internal controls; Nortel’s ability to recruit and retain qualified employees; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flows; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of Nortel’s purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q/A and Form 10-K/A filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel.